Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000

For release: March 30, 2011, 6:00 am EDT	Contact: Mark Rittenbaum 503-684-7000
Greenbrier Announces Cash Tender Offer and Related Consent Solicitation for its 8 3/8%
Senior Notes Due 2015
     Lake Oswego, Oregon, March 30, 2011 — The Greenbrier Companies, Inc. [NYSE:GBX] announced today that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 8 3/8% Senior Notes due 2015 (CUSIP No. 393657AB7) (the “Notes”) pursuant to the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated March 30, 2011 (the “Statement”).
     In connection with the Tender Offer, Greenbrier is also soliciting consents (“Consents”) from the holders of the Notes for certain proposed amendments to the indenture governing the Notes (the “Consent Solicitation”). Holders that validly tender their Notes will be deemed to have delivered their Consent to the proposed amendments. Holders may not tender their Notes without delivering their Consents to the proposed amendments and may not deliver Consents without tendering their Notes. The primary purpose of the Consent Solicitation and the proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default.
     The Tender Offer will expire at 8:00 a.m., New York City time, on Wednesday, April 27, 2011, unless extended or earlier terminated by Greenbrier (the “Expiration Date”). Holders of Notes who validly tender and do not validly withdraw their Notes and validly deliver and do not validly revoke their Consents at or prior to 5:00 p.m., New York City time, on Tuesday, April 12, 2011 (the “Consent Payment Deadline”), will receive the total consideration of $1,031.67 per $1,000 in principal amount of the Notes. The purchase price for the Notes tendered at or prior to the Consent Payment Deadline includes an early consent payment of $10 per $1,000 in principal amount of the Notes. Any Notes validly tendered after the Consent Payment Deadline but on or prior to the Expiration Date will be purchased at a purchase price of $1,021.67 per $1,000 in principal amount of the Notes. In both cases, tendering holders will also receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the early settlement date or the settlement date, as applicable. Holders may not withdraw tendered Notes and may not revoke delivered Consents after the Consent Payment Deadline.

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Greenbrier Announces Cash Tender Offer and Related Consent Solicitation. . . (Cont.)	Page 2
     The Tender Offer will be subject to the satisfaction of certain conditions, including, among other things, Greenbrier receiving the proceeds from the issuance of $200 million aggregate principal amount of the Company’s senior convertible notes due 2018 (the “New Notes”) in connection with the Company’s anticipated private placement of the New Notes. If any of the conditions is not satisfied, Greenbrier is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws, and may terminate the Tender Offer. Further, in order for the proposed amendments to the indenture governing the Notes to become effective, at least a majority in principal amount of the outstanding Notes must deliver Consents. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in the Statement and related materials, including the Letter of Transmittal and Consent, both of which are dated March 30, 2011.
     Copies of the tender offer documents can be obtained by contacting D.F. King & Co., Inc., the Information Agent for the Tender Offer and Consent Solicitation, at (800) 628-8536 (toll free) or (212) 269-5550 (collect). D.F. King & Co., Inc. also has been appointed to act as the Depositary Agent for the Tender Offer and Consent Solicitation.
     BofA Merrill Lynch is acting as Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Questions concerning the Tender Offer and Consent Solicitation may be directed to BofA Merrill Lynch at (888) 292-0700 or collect at (980) 388-9217.
     None of Greenbrier, including its Board of Directors, the Dealer Manager and Solicitation Agent, the Depositary Agent, the Information Agent, the Trustee for the Notes or any other person, has made or makes any recommendation as to whether holders of the Notes should tender, or refrain from tendering, all or any portion of their Notes pursuant to the Tender Offer and deliver their Consent, or refrain from delivering their Consent pursuant to the Consent Solicitation, and no one has been authorized to make such a recommendation. Holders of the Notes must make their own decisions as to whether to tender their Notes and deliver their Consent.
     This press release shall not constitute an offer to purchase or a solicitation of an offer to sell any securities, including the Notes. The Tender Offer and Consent Solicitation is being made only pursuant to the terms of the Statement and related materials, including the Letter of Transmittal and Consent. Holders of the Notes should read carefully the Statement and related materials, including the Letter of Transmittal and Consent, because they contain important information.

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Greenbrier Announces Cash Tender Offer and Related Consent Solicitation. . . (Cont.)	Page 3
About Greenbrier Companies
     Greenbrier, headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 37 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 9,000 railcars, and performs management services for approximately 216,000 railcars.
     This release may contain forward-looking statements, including statements regarding the tender offer and the Company’s anticipated convertible note offering and the terms thereof, and the anticipated use of proceeds therefrom. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not necessarily indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; as well as the other factors as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2010, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.
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